Exhibit T3A.33

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:17 AM 02/06/2004
FILED 09:09 AM 02/06/2004
SRV 040082620 - 3324796 FILE

Certificate of Amendment to Certificate of Formation

of

CBL/KENTUCKY OAKS, LLC

It is hereby certified that:

1.        The name of the limited liability company (hereinafter called the “limited liability company”) is CBL/KENTUCKY OAKS, LLC.

2.         The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company's registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

Executed on January 26, 2004

/s/ Augustus N. Stephas

Augustus N. Stephas, Authorized Person

DELLD-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)